Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of 1st United Bancorp, Inc. of our report dated February 8, 2013, relating to the consolidated financial statements and effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of 1st United Bancorp, Inc. for the year ended December 31, 2012.

/s/ Crowe Horwath LLP

Crowe Horwath LLP

Fort Lauderdale, Florida

August 27, 2013